Exhibit 10.23.1

                                 AMENDMENT No. 1

                                       TO


AGREEMENT AND PLAN OF MERGER





            This Amendment No. 1, dated as of December 31, 1999, amends the Agreement and Plan of Merger as of December 21, 1997 by and among American Electric Power Company, Inc., a New York corporation ("AEP"), Augusta Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of AEP ("Augusta"), and Central and South West Corporation, a Delaware corporation (the "Company"). All Orders necessary for the consummation of the Merger have not been obtained.

            The Board of Directors of the Company, the Board of Directors of AEP, and the Board of Directors of Augusta have determined that the Termination Date of December 31, 1999 provided in Paragraph 9.1(f) of the Merger Agreement should be extended upon the terms and conditions set forth herein.

            NOW THEREFORE, in consideration of the foregoing and the respective agreements set forth in this Amendment No. l, the parties hereto agree as follows:

             1. Paragraph 9.1(f) of the Merger Agreement is hereby amended so that, as amended, it shall read in its entirety as follows.

                        "(f.) Termination Date By either AEP or the Company, by written notice to the other, if the Merger shall not have been consummated on or before June 30, 2000 (`Termination Date')."

             2. The Merger shall be consummated pursuant to Article 2 of the Merger Agreement provided that on or before the Effective Date all closing conditions set forth in the Merger Agreement shall be satisfied or, if permitted by the Merger Agreement, waived in a writing given subsequent to the date of this Amendment No. 1.


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             3.   This  Amendment  No. 1 is not and  shall not be deemed to be a waiver of any rights or a release of any obligations of any of the parties to the Merger Agreement whether based upon events, facts or conditions occurring or existing before or after the date hereof.

             4.   Capitalized   terms  shall  have  the  same  meaning  in  this
                  Amendment No. 1 as in the Merger Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed as of the date first written above by the respective duly authorized officers thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.




By:/s/ E.L. Draper, Jr.
   Name:  E.L. Draper, Jr.
   Title:



AUGUSTA ACQUISITION CORPORATION




By:/s/ E.L. Draper, Jr.
   Name:  E.L. Draper, Jr.
   Title




CENTRAL AND SOUTH WEST CORPORATION




By:/s/ E.R. Brooks
   Name:  E.R. Brooks
   Title: